EXHIBIT 5

                              HART & TRINEN, L.L.P.
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.                ________        Email:  harttrinen@aol.com
Donald T. Trinen                                     Facsimile:  (303) 839-5414
                                 (303) 839-0061


                                 August 20, 2009


CEL-SCI Corporation
8229 Boone Boulevard, Suite 802
Vienna, Virginia  22182



This letter will constitute an opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation ("CEL-SCI"), of up to 9,701,000 shares of common stock, as well as warrants to purchase up to an additional 4,850,500 shares of CEL-SCI's common stock, all as referred to in the Registration Statement on Form S-3 (File No. 333-160794) filed by CEL-SCI with the Securities and Exchange Commission.

We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI and the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion, CEL-SCI is authorized to issue the shares of stock mentioned above and such shares represent fully paid and non-assessable shares of CEL-SCI's common stock.



Very truly yours,

HART & TRINEN

/s/ William T. Hart

William T. Hart